Exhibit 99.1

Ocean Capital Acquisition Corporation Prices $100 Million Initial Public Offering

New York, New York – June 8, 2026 – Ocean Capital Acquisition Corporation, a blank check company incorporated in the British Virgin Islands as an exempted company with limited liability (the “Company”), today announced the pricing of its initial public offering (the “IPO” or this “Offering”) of 10,000,000 units (the “Units”) at an offering price of $10.00 per Unit, with each Unit consisting of one ordinary share, one redeemable warrant, and one right to receive one ordinary share upon the consummation of an initial business combination. Each redeemable warrant entitles the holder thereof to purchase one ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments.

The Units are expected to trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “OCACU” beginning on June 9, 2026. The Company expects the IPO to close on June 10, 2026, subject to customary closing conditions. Once the securities comprising the Units begin separate trading, the ordinary shares, warrants, and the rights are expected to be traded on the NYSE under the symbols “OCAC”, “OCACW,” and “OCACR,” respectively.

A.G.P./Alliance Global Partners (“A.G.P.”) is acting as the sole book-running manager for the offering.

Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as the co-manager for the offering.

The Company has granted A.G.P. a 45-day option to purchase up to an additional 1,500,000 Units to cover over-allotments, if any.

A registration statement on Form S-1 relating to the securities, as amended (File No. 333-282462) was previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective on June 8, 2026. This Offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the prospectus are available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. No securities regulatory authority has either approved or disapproved of the contents of this press release.

About Ocean Capital Acquisition Corporation

The Company is a blank check company incorporated in the British Virgin Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to conduct a search for target businesses without being limited to a particular industry.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the Offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the Offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Ocean Capital Acquisition Corporation

Attn: Stephen Sze

E-mail: stephen@poseidonocean.net